CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333‑142743, 333-193414, 333-204645 and 333-224831 on Form S-8 of our reports dated March 2, 2021, relating to the consolidated financial statements and financial statement schedule of Regal Beloit Corporation and subsidiaries, and the effectiveness of Regal Beloit Corporation and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Regal Beloit Corporation for the year ended January 2, 2021.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
March 2, 2021